Exhibit 99
NextEra Energy Partners, LP
Media Line: 561-694-4442
Oct. 26, 2017

FOR IMMEDIATE RELEASE

NextEra Energy Partners, LP reports third-quarter 2017 financial results

•	Grows distribution by approximately 15 percent year-over-year, announcing a quarterly distribution increase to $0.3925 per common unit

•	Announces agreement to acquire approximately 691 megawatts of geographically diverse wind and solar assets from NextEra Energy Resources

•
Demonstrates continued financing flexibility by increasing revolving credit facility to $750 million after completing an approximately $1.1 billion offering of senior unsecured notes at historically low yields and a $300 million convertible debt offering

•	Introduces Dec. 31, 2018, run-rate expectations for adjusted EBITDA and CAFD

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported third-quarter 2017 net income attributable to NextEra Energy Partners of $1 million. NextEra Energy Partners also reported third-quarter 2017 adjusted EBITDA of $178 million. For the third quarter of 2017, cash available for distribution (CAFD) before debt service payments was $131 million and after debt service payments was $47 million.

NextEra Energy Partners' management uses adjusted EBITDA and CAFD, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors. NextEra Energy Partners also uses these measures when communicating its financial results and earnings outlook to analysts and investors. The attachments to this news release include a reconciliation of historical adjusted EBITDA and CAFD to net income, which is the most directly comparable GAAP measure.

"NextEra Energy Partners continued its track record of growing limited partner unit distributions at the top end of its 12 to 15 percent per year growth range," said Jim Robo, chairman and chief executive officer. "We continue to make excellent progress against our strategic and growth initiatives for the year. Today, we are announcing an agreement to acquire approximately 691 megawatts of wind and solar assets from NextEra Energy Resources that will further enhance the quality and diversity of our already best-in-class portfolio and, upon closing, will complete our growth objectives for 2017. We are also introducing Dec. 31, 2018, run-rate expectations for adjusted EBITDA and CAFD, reflecting calendar year 2019 expectations for the forecasted portfolio at year-end 2018 that are consistent with our announced long-term growth prospects. NextEra Energy Partners offers what we believe to be a superior investor value proposition, with clear visibility to grow limited partner unit distributions by 12 to 15 percent through at least 2022, supported by diversified cash flows from long-term contracts with strong creditworthy counter parties and significant financing flexibility. We remain as enthusiastic as ever about our growth prospects and are well-positioned to meet our long-term financial expectations without the need to sell common equity until 2020 at the earliest, other than modest sales under the at-the-market program."

Announces agreement to acquire approximately 691 megawatts of geographically diverse wind and solar assets
Following approval by the conflicts committee of the board of directors, NextEra Energy Partners has reached an agreement to acquire four long-term contracted renewable energy assets from NextEra Energy Resources, LLC. The addition of these assets would further enhance the quality and diversity of the partnership's portfolio, which will have an average 18-year contract life and counterparty credit rating of A3 following the acquisition.

The asset acquisition consists of a portfolio of approximately 691 megawatts (MW) collectively, including:

•
25.9 percent interest in Desert Sunlight 250 and Desert Sunlight 300, which are solar energy generating facilities in Riverside County, California, with generating capacities of approximately 250 MW and 300 MW, respectively;

•	Brady Wind I and Brady Wind II, which are wind energy centers in Stark and Hettinger counties, North Dakota, with generating capacities of approximately 149.7 MW and 149 MW, respectively; and

•	Javelina I, which is an approximately 249.7-MW wind energy center in Webb County, Texas.

NextEra Energy Partners expects to acquire the portfolio for total consideration of approximately $812 million, subject to working capital and other adjustments, plus the assumption of approximately $459 million in liabilities related to tax equity financings and considers approximately $268 million of existing non-recourse project debt related to the Desert Sunlight project. The acquisition is expected to contribute adjusted EBITDA of approximately $185 million to $205 million and CAFD of approximately $79 million to $89 million, each on a five-year average annual run-rate basis beginning Dec. 31, 2017. The purchase price for the transaction is expected to be funded through the issuance of $550 million of previously announced convertible preferred units, with the balance funded with cash on hand as a result of NextEra Energy Partners' recent convertible debt financing. The transaction, which is expected to close by year-end 2017, is subject to customary closing conditions and the receipt of certain regulatory approvals.

Increases quarterly distribution
The board of directors of NextEra Energy Partners declared a quarterly distribution of $0.3925 per common unit (corresponding to an annualized rate of $1.57 per common unit) to the unitholders of NextEra Energy Partners. With the declaration, the distribution has grown approximately 15 percent on an annualized basis from the third quarter of 2016. The distribution will be payable on Nov. 14, 2017, to unitholders of record as of Nov. 6, 2017.

Continues to demonstrate financing flexibility
During the quarter, NextEra Energy Partners completed multiple financing transactions further demonstrating its continued financing flexibility. In September, the partnership accessed additional low-cost sources of capital with the issuance of $300 million of 1.50 percent convertible senior notes due in 2020. The notes have the potential to convert into equity at a 25 percent premium to the Sept. 6, 2017, closing price of $42.29. In connection with this offering, NextEra Energy Partners entered into a capped call transaction that provides economic and dilution protection up to a 50 percent premium to the Sept. 6, 2017, closing price. The net proceeds from the notes offering and the capped call transaction, in each case, prior to offering expenses were approximately $281.7 million.

Also in September, NextEra Energy Partners closed the sale of $550 million of 4.25 percent senior unsecured notes due Sept. 15, 2024, and $550 million of 4.50 percent senior unsecured notes due Sept. 15, 2027. The offering was five and one-half times oversubscribed, and the net proceeds prior to offering expenses were approximately $1.1 billion. The partnership used the net proceeds from this offering to refinance existing secured holding company debt that had maturities in 2018 and 2019. The transactions priced at historically low yields, with the lowest spread and coupon for a Ba1/BB USD offering on the seven-year tranche and the lowest coupon for a Ba1/BB USD offering on the 10-year tranche.

NextEra Energy Partners today also is announcing amendments to its existing revolving credit facility. In addition to lower borrowing rates, the facility will be upsized from $250 million to $750 million and the maturity will be extended from July 2019 through October 2022.

Outlook
From a base of its fourth-quarter 2016 distribution per common unit at an annualized rate of $1.41, NextEra Energy Partners continues to expect 12 to 15 percent per year growth in limited partner distributions as being a reasonable range of expectations through at least 2022. With the asset acquisition announced today, the partnership expects the annualized rate of the fourth-quarter 2017 distribution, meaning the fourth-quarter distribution that is payable in February 2018, to be at the top end of its previously disclosed range of $1.58 to $1.62 per common unit.

NextEra Energy Partners continues to expect a Dec. 31, 2017, run rate for adjusted EBITDA of $875 million to $975 million and CAFD of $310 million to $340 million, reflecting calendar year 2018 expectations for the forecasted portfolio at year-end 2017. In addition, the partnership announced today that it expects a Dec. 31, 2018, run rate for adjusted EBITDA of $1.05 billion to $1.20 billion and CAFD of $360 million to $400 million, reflecting calendar year 2019 expectations for the forecasted portfolio at year-end 2018.

These expectations are net of expected incentive distribution rights fees, as these fees are treated as an operating expense.

Adjusted EBITDA, CAFD and limited partner distribution expectations assume, among other things, normal weather and operating conditions, public policy support for wind and solar development and construction, market demand and transmission expansion support for wind and solar development, market demand for pipeline capacity and access to capital at reasonable cost and terms. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted EBITDA and CAFD do not represent substitutes for net income, as prepared in accordance with GAAP. The adjusted EBITDA and CAFD run-rate expectations have not been reconciled to GAAP net income because NextEra Energy Partners did not prepare estimates of the effect of forecasted acquisitions on certain GAAP line items that would be necessary to provide a forward-looking estimate of GAAP net income, and the information necessary to provide such a forward-looking estimate is not available without unreasonable effort.

As previously announced, NextEra Energy Partners' third-quarter 2017 conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be third-quarter 2017 financial results for NextEra Energy, Inc. (NYSE: NEE). The listen-only webcast will be available on the website of NextEra Energy Partners by accessing the following link: www.NextEraEnergyPartners.com/Earnings. The news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com/Earnings, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE) to acquire, manage and own contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Florida, NextEra Energy Partners owns interests in wind and solar projects in North America, as well as natural gas infrastructure assets in Texas. The renewable energy projects are fully contracted, use industry-leading technology and are located in regions that are favorable for generating energy from the wind and sun. The seven natural gas pipelines in the portfolio are all strategically located, serving power producers and municipalities in South Texas, processing plants and producers in the Eagle Ford Shale, and commercial and industrial customers in the Houston area. The NET Mexico Pipeline, the largest pipeline in the portfolio, provides a critical source of natural gas transportation for low-cost, U.S.-sourced shale gas to Mexico. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP’s control. Forward-looking statements in this news release include, among others, statements concerning cash available for distributions expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP’s actual results to differ materially from those expressed or implied in the forward-looking statements, or may require it to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP has a limited operating history and its projects include renewable energy projects that have a limited operating history. Such projects may not perform as expected; NEP's ability to make cash distributions to its unitholders is affected by wind and solar conditions at its renewable energy projects; NEP's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather; Operation and maintenance of renewable energy projects involve significant risks that could result in unplanned power outages, reduced output, personal injury or loss of life; Natural gas gathering and transmission activities involve numerous risks that may result in accidents or otherwise affect the Texas pipelines’ operations; NEP depends on the Texas pipelines and certain of the renewable energy projects in its portfolio for a substantial portion of its anticipated cash flows; NEP is pursuing the expansion of natural gas pipelines in its portfolio that will require up-front capital expenditures and expose NEP to project development risks; NEP's ability to maximize the productivity of the Texas pipeline business and to complete potential pipeline expansion projects is dependent on the continued availability of natural gas production in the Texas pipelines’ areas of operation; Terrorist or similar attacks could impact NEP's projects, pipelines or surrounding areas and adversely affect its business; The ability of NEP to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEP's insurance coverage does not insure against all potential risks and it may become subject to higher insurance premiums; Warranties provided by the suppliers of equipment for NEP's projects may be limited by the ability of a supplier to satisfy its warranty obligations, or by the terms of the warranty, so the warranties may be insufficient to compensate NEP for its losses; Supplier concentration at certain of NEP's projects may expose it to significant credit or performance risks; NEP relies on interconnection and transmission facilities of third parties to deliver energy from its renewable energy projects and, if these facilities become unavailable, NEP's wind and solar projects may not be able to operate or deliver energy; If third-party pipelines and other facilities interconnected to the Texas pipelines become partially or fully unavailable to transport natural gas, NEP's revenues and cash available for distribution to unitholders could be adversely affected; NEP's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations, compliance with which may require significant capital expenditures, increase NEP’s cost of operations and affect or limit its business plans; NEP's renewable energy projects may be adversely affected by legislative changes or a failure to comply with applicable energy regulations; A change in the jurisdictional characterization of some of the Texas pipeline entities' assets, or a change in law or regulatory policy, could result in increased regulation of these assets, which could have a material adverse effect on NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP may incur significant costs and liabilities as a result of pipeline integrity management program testing and any necessary pipeline repair or preventative or remedial measures; The Texas pipelines’ operations could incur significant costs if the Pipeline and Hazardous Materials Safety Administration or the Railroad Commission of Texas adopts more stringent regulations; Petroleos Mexicanos (Pemex) may claim certain immunities under the Foreign Sovereign Immunities Act and Mexican law, and the Texas pipeline entities' ability to sue or recover from Pemex for breach of contract may be limited and may be exacerbated if there is a deterioration in the economic relationship between the U.S. and Mexico; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or leaseholders that have rights that are superior to NEP's rights or the U.S. Bureau of Land Management suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including, but not limited to, proceedings related to projects it acquires in the future; NEP's wind projects located in Canada are subject to Canadian domestic content requirements under their Feed-in-Tariff contracts; NEP's cross-border operations require NEP to comply with anti-corruption laws and regulations of the U.S. government and non-U.S. jurisdictions; NEP is subject to risks associated with its ownership or acquisition of projects or pipelines that remain under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of customers and is exposed to the risk that they are unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPA) at favorable rates or on a long-term basis; NEP may be unable to secure renewals of long-term natural gas transportation agreements, which could expose its revenues to increased volatility; If the energy production by or availability of NEP's U.S. renewable energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under the U.S. Project Entities’ PPAs; NEP's growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices; NextEra Energy Operating Partners’ (NEP OpCo) partnership agreement requires that it distribute its available cash, which could limit NEP’s ability to grow and make acquisitions; Lower prices for other fuel sources may reduce the demand for wind and solar energy; Reductions in demand for natural gas in the United States or Mexico and low market prices of natural gas could materially adversely affect the Texas pipelines’ operations and cash flows; Government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact NEP's growth strategy; NEP's growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; Acquisitions of existing clean energy projects involve numerous risks; Renewable energy procurement is subject to U.S. state and Canadian provincial regulations, with relatively irregular, infrequent and often competitive procurement windows; NEP may continue to acquire other sources of clean energy and may expand to include other types of assets. Any further acquisition of non-renewable energy projects may present unforeseen challenges and result in a competitive disadvantage relative to NEP's more-established competitors; NEP faces substantial competition primarily from regulated utilities, developers, independent power producers, pension funds and private equity funds for opportunities in North America; The natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect NEP's business; NEP may not be able to access sources of capital on commercially reasonable terms, which would have a material adverse effect on its ability to consummate future acquisitions; Restrictions in NEP OpCo's subsidiaries' revolving credit facility and term loan agreements could adversely affect NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP's subsidiaries’ cash distributions to NEP under the terms of their indebtedness; NEP's subsidiaries’ substantial amount of indebtedness may adversely affect NEP's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness could have a material adverse effect on NEP's financial condition; Currency exchange rate fluctuations may affect NEP's operations; NEP is exposed to risks inherent in its use of interest rate swaps; NEE exercises significant influence over NEP; NEP receives credit support from NEE and its affiliates. NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NextEra Energy Resources, LLC (NEER) or one of its affiliates is permitted to borrow funds received by NEP's subsidiaries and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NEP OpCo. NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER’s performance of its obligations to return all or a portion of these funds; NEP may not be able to consummate future acquisitions; NEER's right of first refusal may adversely affect NEP's ability to consummate future sales or to obtain favorable sale terms; NextEra Energy Partners GP, Inc. (NEP GP) and its affiliates may have conflicts of interest with NEP and have limited duties to NEP and its unitholders; NEP GP and its affiliates and the directors and officers of NEP are not restricted in their ability to compete with NEP, whose business is subject to certain restrictions; NEP may only terminate the Management Services Agreement among, NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NextEra Energy Operating Partners GP, LLC (NEP OpCo GP) under certain specified conditions; If the agreements with NEE Management or NEER are terminated, NEP may be unable to contract with a substitute service provider on similar terms; NEP's arrangements with NEE limit NEE’s potential liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; If NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the IDR fee; Holders of NEP’s common units may be subject to voting restrictions; NEP’s partnership agreement replaces the fiduciary duties that NEP GP and NEP’s directors and officers might have to holders of its common units with contractual standards governing their duties; NEP’s partnership agreement restricts the remedies available to holders of NEP's common units for actions taken by NEP’s directors or NEP GP that might otherwise constitute breaches of fiduciary duties; Certain of NEP’s actions require the consent of NEP GP; Holders of NEP's common units currently cannot remove NEP GP without NEE’s consent; NEE’s interest in NEP GP and the control of NEP GP may be transferred to a third party without unitholder consent; The IDR fee may be assigned to a third party without unitholder consent; NEP may issue additional units without unitholder approval, which would dilute unitholder interests; Reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP's behalf will reduce cash distributions to or from NEP OpCo and from NEP to NEP's unitholders, and the amount and timing of such reimbursements and fees will be determined by NEP GP and there are no limits on the amount that NEP OpCo may be required to pay; Discretion in establishing cash reserves by NEP OpCo GP may reduce the amount of cash distributions to unitholders; NEP OpCo can borrow money to pay distributions, which would reduce the amount of credit available to operate NEP's business; Increases in interest rates could adversely impact the price of NEP's common units, NEP's ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; The price of NEP's common units may fluctuate significantly and unitholders could lose all or part of their investment; The liability of holders of NEP's common units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP's business; Unitholders may have liability to repay distributions that were wrongfully distributed to them; Provisions in NEP’s partnership agreement may discourage or delay an acquisition of NEP that NEP unitholders may consider favorable, which could decrease the value of NEP's common units, and could make it more difficult for NEP unitholders to change NEP's board of directors; NEP’s board of directors, a majority of which may be affiliated with NEE, decides whether to retain separate counsel, accountants or others to perform services for NEP; The New York Stock Exchange does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; Issuance of the Series A convertible preferred units will dilute common unitholders’ ownership in NEP and may decrease the amount of cash available for distribution for each common unit; The Series A convertible preferred units will have rights, preferences and privileges that are not held by, and will be preferential to the rights of, holders of the common units; NEP's future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of NEP's tax positions; NEP's ability to use NOLs to offset future income may be limited; NEP will not have complete control over NEP's tax decisions; A valuation allowance may be required for NEP's deferred tax assets; Distributions to unitholders may be taxable as dividends; Unitholders who are not resident in Canada may be subject to Canadian tax on gains from the sale of common units if NEP’s common units derive more than 50% of their value from Canadian real property at any time. NEP discusses these and other risks and uncertainties in its current report on Form 8-K filed on August 7, 2017 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016(a)	2017	2016(a)
OPERATING REVENUES
Renewable energy sales	$127	$144	$419	$418
Texas pipelines service revenues	50	47	144	138
Total operating revenues	177	191	563	556
OPERATING EXPENSES
Operations and maintenance	56	52	170	146
Depreciation and amortization	50	54	149	161
Taxes other than income taxes and other	5	5	14	14
Total operating expenses	111	111	333	321
OPERATING INCOME	66	80	230	235
OTHER INCOME (DEDUCTIONS)
Interest expense	(50)	(41)	(154)	(203)
Benefits associated with differential membership interests - net	15	14	60	45
Equity in earnings of equity method investee	11	11	18	19
Equity in earnings (losses) of non-economic ownership interests	9	—	12	(20)
Revaluation of contingent consideration	—	101	—	118
Other - net	—	—	(2)	(4)
Total other income (deductions) - net	(15)	85	(66)	(45)
INCOME BEFORE INCOME TAXES	51	165	164	190
INCOME TAX EXPENSE	13	30	32	23
NET INCOME	38	135	132	167
Less net income attributable to noncontrolling interest(b)	37	108	106	127
NET INCOME ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$1	$27	$26	$40

Weighted average number of common units outstanding - basic and assuming dilution	54.3	44.3	54.2	40.3
Earnings per common unit attributable to NextEra Energy Partners, LP - basic and assuming dilution	$0.01	$0.62	$0.47	$0.99
__________________________

(a)
Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the common control acquisitions prior to their respective acquisition dates.

(b)	The calculation of net income attributable to noncontrolling interest includes the pre-acquisition net income of the common control acquisitions.

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017
Net Income	$38	$132
Add back:
Depreciation and amortization	50	149
Interest expense	50	154
Income taxes	13	32
Tax credits	47	143
Benefits associated with differential membership interests	(15)	(60)
Adjustment for pre-acquisition financial results(a)	—	(7)
Equity in earnings of non-economic ownership interests	(9)	(12)
Post-acquisition depreciation and interest expense included within equity in earnings of equity method investee	6	18
Other	(2)	(5)
Adjusted EBITDA	$178	$544
Tax credits	(47)	(143)
Other - net	—	(1)
Cash available for distribution before debt service payments	$131	$400
Cash interest paid	(59)	(148)
Debt repayment	(25)	(82)
Cash available for distribution	$47	$170
__________________________

(a)	Elimination of the historical financial results of the common control acquisition prior to its acquisition date.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(unaudited)
PRELIMINARY

	September 30, 2017	December 31, 2016(a)
ASSETS
Current assets:
Cash and cash equivalents	$135	$147
Accounts receivable	83	83
Due from related parties	370	67
Restricted cash	32	33
Other current assets	42	29
Total current assets	662	359
Non-current assets:
Property, plant and equipment - net	5,393	5,424
Deferred income taxes	242	255
Intangible assets - customer relationships	665	678
Goodwill	628	628
Investment in equity method investee	98	93
Investments in non-economic ownership interests	21	12
Other non-current assets	73	83
Total non-current assets	7,120	7,173
TOTAL ASSETS	$7,782	$7,532
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$19	$19
Due to related parties	13	20
Current maturities of long-term debt	98	78
Acquisition holdback	—	199
Accrued interest	16	25
Derivatives	15	18
Other current liabilities	46	39
Total current liabilities	207	398
Non-current liabilities:
Long-term debt	4,237	3,508
Deferral related to differential membership interests	1,017	1,064
Deferred income taxes	65	47
Asset retirement obligation	73	69
Non-current due to related party	22	22
Other non-current liabilities	85	67
Total non-current liabilities	5,499	4,777
TOTAL LIABILITIES	5,706	5,175
COMMITMENTS AND CONTINGENCIES
EQUITY
Limited partners (common units issued and outstanding - 54.3 and 54.2, respectively)	1,707	1,746
Accumulated other comprehensive loss	—	(3)
Noncontrolling interest	369	614
TOTAL EQUITY	2,076	2,357
TOTAL LIABILITIES AND EQUITY	$7,782	$7,532
__________________________

(a)
Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the common control acquisitions prior to their respective acquisition dates.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)
PRELIMINARY

	Nine Months Ended September 30,
	2017	2016(a)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$132	$167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	149	161
Change in value of derivative contracts	18	75
Deferred income taxes	34	23
Benefits associated with differential membership interests - net	(60)	(45)
Equity in earnings of equity method investee, net of distributions received	(4)	(19)
Equity in losses (earnings) of non-economic ownership interests	(12)	20
Change in fair value of contingent consideration for pipeline acquisition	—	(118)
Other - net	9	16
Changes in operating assets and liabilities:
Accounts receivable	(1)	(10)
Other current assets	(12)	1
Other non-current assets	—	(1)
Accounts payable and accrued expenses	(3)	—
Due to related parties	(3)	(5)
Other current liabilities	(1)	(8)
Payment of acquisition holdback	(14)	—
Other non-current liabilities	5	3
Net cash provided by operating activities	237	260
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of membership interests in subsidiaries	(242)	(641)
Capital expenditures	(32)	(535)
Changes in restricted cash	6	(23)
Payments to related parties under CSCS agreement - net	(301)	(280)
Net cash used in investing activities	(569)	(1,479)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common units - net	—	645
Issuances of long-term debt	1,880	671
Retirements of long-term debt	(1,171)	(477)
Deferred financing costs	(21)	(10)
Capped call transaction	(12)	—
Partners/Members' contributions	2	510
Partners/Members' distributions	(185)	(166)
Proceeds from differential membership investors	28	18
Payments to differential membership investors	(15)	(10)
Repayments of short-term debt	—	(12)
Change in amounts due to related parties	(1)	17
Payment of acquisition holdback	(186)	—
Net cash provided by financing activities	319	1,186
Effect of exchange rate changes on cash	1	2
NET DECREASE IN CASH AND CASH EQUIVALENTS	(12)	(31)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	147	165
CASH AND CASH EQUIVALENTS - END OF PERIOD	$135	$134
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(a)
Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the common control acquisitions prior to their respective acquisition dates.